UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 March 31, 2006
                Date of report (Date of earliest event reported)

                               ConAgra Foods, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

             1-7275                                  47-0248710
     (Commission File Number)             (IRS Employer Identification No.)

                     One ConAgra Drive
                         Omaha, NE                                68102
         (Address of Principal Executive Offices)               (Zip Code)

                                 (402) 595-4000
              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

     Following a review of market practices, the Board of Directors of ConAgra Foods has implemented new change of control agreements for certain officers and eliminated prior agreements for other officers. The new agreements dated March 31, 2006 reduce the overall potential cost of providing benefits following a change of control while continuing to provide appropriate protection for key individuals. The officers include Gary Rodkin (President and Chief Executive Officer) and three officers named in the 2005 proxy statement summary compensation table, Frank Sklarsky (Executive Vice President and Chief Financial Officer), Owen Johnson (Executive Vice President, Organization and Administration and Corporate Secretary) and John Gehring (Senior Vice President and Controller) (the "Executives").

     Benefits are payable under the change of control agreements in lieu of any severance compensation and benefits under the company's severance plan if, within three years of a "change of control" (as defined in the agreements), (1) the Executive's employment is involuntarily terminated without "cause" (as defined in the agreements) or (2) the Executive terminates his or her employment for good reason (as defined in the agreements as a "good reason termination").

     Conditioned on the execution of a release of all claims against ConAgra Foods, each Executive who is entitled to benefits under a change of control agreement will receive: a lump sum cash payment equal to a multiple of the Executive's base salary and annual bonus (calculated using the Executive's highest annual bonus for the three fiscal years preceding the change of control or the Executive's current target bonus, whichever is greater); continuation for three years of medical, dental, disability, basic and supplemental life insurance to the extent such benefits remain in effect for other executives, with Executive making any required contributions except that ConAgra Foods must pay the Executive's cost of medical and dental coverage on a gross-up after-tax basis; benefits under the company's nonqualified supplemental pension plan commensurate with adding three years to the Executive's years of service and age (except for Mr. Rodkin, whose pension benefits are determined by his employment agreement), which benefits must be funded in a lump sum through a segregated trust (that remains subject to the claims of the company's creditors) within 60 days following the termination of employment; a supplemental benefit under the company's nonqualified 401(k) plan equal to three times the maximum company contribution that the Executive could have received under the qualified and nonqualified 401(k) plans in the year in which the change of control occurs; and outplacement assistance not exceeding $30,000. The multiples for the officers range from 1 to 3, and are 3 for Messrs. Rodkin, Sklarsky and Johnson and 2 for Mr. Gehring.

     The change of control agreements also provide that (1) upon a change of control, ConAgra Foods may (at the sole and absolute discretion of the Board of Directors or Human Resources Committee) pay each Executive all or a prorated portion of the Executive's short and/or long term incentive for the year in which the change of control occurs and (2) each Executive is entitled to an additional payment, if necessary, to make the Executive whole as a result of any excise and related taxes imposed by the Internal Revenue Code on any change of control benefits, except if the safe harbor amount at which the excise tax is imposed is not exceeded by more than 10%, in which event the benefits will be reduced to avoid the excise tax (which exception does not apply to Mr. Rodkin's agreement).

     Each change of control agreement terminates, in the absence of a change of control, when the Executive's employment as a full-time employee of the company is terminated or the Executive enters into a written separation agreement with the company. In addition, ConAgra Foods may unilaterally terminate each agreement prior to a change of control following six months prior written notice to the Executive.

     The foregoing description is qualified in its entirety by reference to the form of the change of control agreements attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

     The change of control agreements supersede previous conditional employment agreements between ConAgra Foods and certain of its officers; the company has effected the termination of the conditional employment agreements by delivering termination notices to all officers with such agreements. The conditional employment agreements required the individuals to support the position of the Board of Directors with respect to any event by which another entity would acquire effective control of ConAgra Foods (as defined in the agreements) through a tender offer, merger or otherwise. In consideration of this promise, ConAgra Foods agreed to employ the individual for three years after the event by which another entity acquires effective control of ConAgra Foods. During that three year period, the individual would receive annually an amount not less than the individual's current annual base compensation, plus the greater of (i) the individual's maximum allowable target short-term incentive compensation (as defined in the agreement) or (ii) the individual's highest short-term incentive award during the prior three fiscal years, plus an amount equal to the individual's highest per unit award under the long-term compensation plan made during the three fiscal years immediately preceding such acquisition of control multiplied by the number of participation units for the current fiscal year. In addition, the individual would be entitled to those retirement benefits receivable had the individual worked to normal retirement age.

     The form of such conditional employment agreement was filed as Exhibit 10.1 to ConAgra Foods Form 10-K for the fiscal year ended May 25, 2003.

Item 9.01.  Financial Statements and Exhibits.

         Exhibit 10.1.   Form of Change of Control Agreement


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CONAGRA FOODS, INC.


Date:  March 31, 2006                  By:   /s/ Frank S. Sklarsky

                                           Name:   Frank S. Sklarsky
                                           Title:  Executive Vice President and
                                                   Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit                 Description                                    Page No.


Exhibit 10.1.     Form of Change of Control Agreement..........................